BNDES

Exhibit 10.15

FINANCING AGREEMENT BY MEANS OF CREDIT LINE NO. 07.2.1059.1, ENTERED INTO

BETWEEN BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL –

BNDES AND 14 BRASIL TELECOM CELULAR S.A., WITH THIRD PARTY INTERVENTION,

ACCORDING TO THE FOLLOWING:

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES, hereinafter referred to simply as “BNDES”, a federal public company with headquarters in Brasília, Federal District, Brazil, and services in this City at Avenida República do Chile, No. 100, enrolled with the Brazilian Corporate Taxpayers’ Roll (CNPJ) under No. 33.657.248/0001-89, represented herein by its undersigned representatives;

and

14 BRASIL TELECOM CELULAR S.A., hereinafter referred to as “BENEFICIARY”, a joint-stock company with headquarters in Brasilia, Federal District, SIA SUL – ASP, Lot D, Block B, Ground Floor, enrolled with the Brazilian Corporate Taxpayers’ Roll (CNPJ) under No. 76.535.765/0001-43, represented herein by its undersigned representatives;

And also appearing as “INTERVENER”

BRASIL TELECOM S.A., a joint-stock company with headquarters in Brasilia, Federal District, SIA SUL – ASP, Lot D, Block B, enrolled with the Brazilian Corporate Taxpayers’ Roll (CNPJ) under No. 76.535.764/0001-43, represented herein by its undersigned representatives;

Have resolved to enter into the present agreement according to the following clauses:

ONE

NATURE, AMOUNT AND PURPOSE OF AGREEMENT

By means of the present agreement, BNDES opens a line of credit in the amount of R$259,100,000.00 (two hundred and fifty-nine million reais) from its ordinary funds, which are comprised, among other sources, of funds from the Workers’ Guarantee Fund (FAT), funds from FAT – Special Deposits and from the PIS/PASEP Participation Fund, and respecting, in relation to its allocation, the legislation applicable to each of the aforementioned sources, observing the provisions set forth in Paragraph Two in Clause Two, intended for the BENEFICIARY’S Investment Program for the 3-year period of 2007-2009, in order to adapt the cellular telephone system to the growth in traffic by implementing new services and improving the quality of user services.

TWO

CREDIT AVAILABILITY

The credit shall be made available to the BENEFICIARY in installments after complying with the utilization conditions precedent referred to in Clause Twelve, due to the needs to carry out the financed project respecting BNDES’s financial program, which is subject to the determination of funds for its applications by the National Monetary Board.

PARAGRAPH ONE

The funds for the present operation shall be made available to the BENEFICIARY by credit in a current account opened in its name at BNDES, connected to the present operation, in which no other operations may be carried out, in which at the time of releasing such funds the debits determined by law and contractually authorized by the BENEFICIARY shall be made, whose total remaining balance of funds shall be immediately transferred to current account number 5181-0, which the BENEFICIARY holds at Banco do Brasil, Corporate Branch No. 3307-3.

BNDES

PARAGRAPH TWO

The amount of each credit installment to be made available to the BENEFICIARY shall be calculated according to the criteria established in the laws regarding Long-Term Interest Rates (TJLP) for the determination of the debt balances of financings contracted by the BNDES System up to November 30, 1994.

THREE

INTEREST

Interest at the rate of 3.52% (three point five two percent) over and above the Long-Term Interest Rate (TJLP), as disclosed by the Brazilian Central Bank, shall accrue annually on the debt principal, observing the following method:

I.	When the TJLP is higher than 6% (six percent) annually:

a)

The total amount corresponding to the portion of the TJLP that exceeds 6% (six percent) annually shall be capitalized on the 15th (fifteenth) day of each month while this agreement is in effect, and at the time of its termination or liquidation, observing the provisions set forth in Clause Eighteen, and determined by applying the following capitalization formula on the balance of the outstanding debt, thus taking into account all of the financial events that have occurred during the period:

TC = [(1 + TJLP)/1.06]n/360 – 1 (capitalization formula equal to, open bracket, ratio of the TJLP plus one and one point zero six, close bracket, elevated to the power corresponding to the ratio of “n” and three hundred and sixty, and subtracting the unit one from such result, to wit:

TC – Capitalization formula

TJLP – Long-Term Interest Rate disclosed by the Brazilian Central Bank; and

N – Number of days existing between the date of the financial event and the date of capitalization, termination or liquidation of the obligation, taking into account as a financial event any and all facts of a financial nature that result or may result in altering the debt balance of this Agreement.

b)	The percentage of 3.52% (three point five two percent) annually, over and above the TJLP (remuneration), referred to in the heading of this Clause, plus the non-capitalized portion of the TJLP of 6% (six percent) annually, shall accrue on the debt balance on the interest payment dates mentioned in Paragraph Two in this Clause or on the termination or liquidation date of this Agreement, observing the provisions set forth in line “a” above, and considering for the daily interest calculation the number of days elapsed between the date of each financial and the aforementioned payment dates.

II.	When the TJLP is equal to or less than 6% (six percent) annually:

The percentage of 3.52% (three point five two percent) annually, over and above the TJLP (remuneration), referred to in the heading of this Clause, plus the non-capitalized portion of the TJLP of 6% (six percent) annually, shall accrue on the debt balance on the interest payment dates mentioned in Paragraph Two in this Clause or on the termination or liquidation date of this Agreement, considering for the daily interest calculation the number of days elapsed between the date of each financial and the aforementioned payment dates.

PARAGRAPH ONE

The total amount referred to in Item I, Line “a”, which shall be capitalized, incorporated into the principal amount of the debt, shall be payable as per the terms of Clause Six.

BNDES

PARAGRAPH TWO

The total amount determined as per the terms of Item I, Line “b” or in Item II, shall be payable quarterly on the 15th (fifteenth) day of the months of March, June, September and December of each year, in the period between March 15, 2008 and September 15, 2010, and monthly as of October 15, 2010, included together with the amortization installments on the principal and on the termination or liquidation date of this Agreement, observing the provisions set forth in Clause Eighteen.

PARAGRAPH THREE

If common funds from the PIS/PASEP Participation Fund are utilized, as per Supplementary Law No. 26 of September 11, 1975, it is hereby considered that the remuneration commissions owed, as per the laws pertaining to such fund, shall be included in the interest stipulated in the heading of this Clause.

FOUR

CREDIT RESERVE CHARGE

The BENEFICIARY shall pay to BNDES a Credit Reserve Charge of 0.1% (zero point one percent), chargeable for a period of 30 (thirty) days, or a fraction, and incurred on:

I.	The unused balance of each credit installment, as of the day immediately subsequent to the day on which the same is available, up to the date of utilization, when payment shall be made; and

II.	The unused credit balance, as of the day immediately subsequent to its availability, up to the cancellation date, made upon a request of the BENEFICIARY or by an initiative of BNDES, and whose payment shall be made on the date of the request or the decision of BNDES, as the case may be.

SOLE PARAGRAPH

The incurrence of the charge referred to above in Items I and II shall occur in the event of determination of an availability scheme for the funds.

FIVE

DEBT PROCESSING AND BILLING

Billing of the principal and charges shall be made by a Billing Notice issued by BNDES in advance, for the BENEFICIARY to liquidate those obligations on their due dates.

SOLE PARAGRAPH

Non-receipt of the Billing Notice shall not exempt the BENEFICIARY from the obligation to pay the installments on the principal and the charges on the dates established in this Agreement.

SIX

AMORTIZATION

The principal amount of the debt resulting from this Agreement shall be paid to BNDES in 84 (eighty-four) monthly and successive installment payments, each in the amount of the principal amount outstanding, divided by the number of unpaid amortization installments. The first installment payment shall be due on October 15, 2010, observing the provisions in Clause Eighteen), and the BENEFICIARY shall undertake to liquidate with the last installment on September 15, 2017, all of the obligations resulting from this Agreement.

SEVEN

GUARANTEE OF THE OPERATION

In order to ensure payment of any obligations resulting from this Agreement, such as the principal amount of the debt, interest, commissions, conventional penalty, fines and expenses, the INTERVENER assigns and binds to BNDES the revenues receivable from payments made by users of the telecommunications services that it renders, in a total amount to the determined according to the terms of the Binding Revenue Assignment Agreement and other Covenants entered into on September 21, 2006 and later addenda.

BNDES

FIRST PARAGRAPH

The guarantee referred to in the heading of the present Clause shall also ensure, in favor of BNDES, compliance with the obligations assumed by the INTERVENER in the Financing Agreements previously entered into between the INTERVENER and BNDES, in the proportion of the respective debt balances.

SECOND PARAGRAPH

The guarantee referred to in the heading of the present Clause shall be formalized by an Addendum to the Binding Revenue Assignment Agreement and other Covenants referred to in the heading of this Clause.

EIGHT

ALTERATION OF THE LEGAL CRITERIA FOR REMUNERATION

In the event of the alteration of the legal criteria for remuneration of the funds transferred to BNDES that originated from the PIS/PASEP Participation Fund and the Workers’ Guarantee Fund (FAT), the remuneration set forth in Clause Three may, at the discretion of the BNDES, be effectuated by using new remuneration criteria for the aforementioned funds, or another indicated by the BNDES, that in addition to preserving the real value of the operation, shall remunerate at the same previous levels. In this case BNDES shall communicate the alteration in writing to the BENEFICIARY.

NINE

BENEFICIARY’S SPECIAL OBLIGATIONS

The BENEFICIARY shall undertake to:

I.	Comply with, up to the final liquidation of the debt resulting from this Agreement, the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” approved by Resolution No. 665 of December 10, 1987, partially amended by Resolution No. 775 of December 16, 1991, by Resolution No. 863 of March 11, 1996, by Resolution No. 878 of September 4, 1996, by Resolution NO. 894 of March 6, 1997, by Resolution No. 927 of April 1, 1998, and by Resolution No. 976 of September 24, 2001, all from the BNDES Executive Board and published in the Federal Daily Gazette (Section I) of December 29, 1987, December 27, 1991, April 8, 1996, September 24, 1996, March 19, 1997, April 15, 1998 and October 31, 2001, respectively, which sample is hereby delivered to the BENEFICIARY, who after being informed of the entire content of the same, declares its acceptance as an integral and indivisible part of this Agreement for all due legal effects and purposes;

II.	Utilize the total credit amount within a timeframe of 30 (thirty) months, as of the date of signing this Agreement, without prejudice to BNDES’s ability to, before or after the final term of this timeframe and according to the guarantees established herein, extend such timeframe by express authorization, regardless of any other formality or record;

III.	Submit to BNDES within 180 (one hundred and eighty) days after the release of the last credit installment resulting from this Agreement, the Operating Permit for the project financed herein, officially published and issued by the appropriate agency that is part of the National Environment System (SISNAMA) or additionally from the Brazilian Environment and Renewable Natural Resources Institute (IBAMA), or a declaration that there is no need;

IV.	In the event of the occurrence, due to the project dealt with in Clause One herein, of a reduction in the BENEFICIARY’S personnel during the valid period of the present Agreement, offer a training program aimed at work opportunities in the region and/or a relocation program for workers in other companies, after having submitted for review by BNDES the documentation specifying and attesting to the completion of the negotiations made with the appropriate representatives of the workers involved in the dismissal process;

V.	Adopt, during the valid term of this Agreement, measures and actions intended to avoid or correct damage to the environment, occupational safety and health that may be caused by the project dealt with in Clause One herein;

BNDES

VI.	Maintain in good standing all of its obligations with environmental agencies and the National Telecommunications Agency (ANATEL) during the valid term of this Agreement;

VII.	Observe, during the valid term of this Agreement, the provisions in the legislation applicable to disabled persons;

VIII.	Inform BNDES, on the date of the event, the name and CPF/MF number of the person that while performing a remunerated function or being one of its owners, controllers or directors has been elected or has taken office as a Federal Deputy or Senator;

IX.	Not establish, unless with prior and express authorization from BNDES, real guarantees in benefit of other long-term creditors, without rendering the same guarantees to BNDES with equal payment priority.

TEN

INTERVENER’S OBLIGATIONS

The INTERVENER, BRASIL TELECOM S.A., qualified in the introduction to this Agreement, shall undertake to:

I.	Submit for approval by BNDES any proposals for materials concerning any type of encumbrance of securities or shares issued by the BENEFICIARY, the sale, acquisition, incorporation, merger, splitting of assets or any other act the results in or may result in modifications to the BENEFICIARY’S current configuration or in transfer of the BENEFICIARY’S shareholder control, or in altering it status as the BENEFICIARY’S controlling shareholder, as per the terms in Article 116 of Law No. 6.404 of 12/15/76;

II.	Not include in the BENEFICIARY’S company agreement, bylaws or charter any provisions that may result in:

a)	restrictions to the BENEFICIARY’S growth capacity or its technological development; or

b)	restrictions to the BENEFICIARY’S access to new markets; or

c)	restrictions or prejudice to the ability to make payment on the financial obligations from operations with the BNDES.

III.	Not to carry out any acts or measures that prejudice or alter the BENEFICIARY’S economic/financial balance that may make it impossible to comply with the payment obligations established herein and the purpose set forth in Clause One herein;

IV.	Take all measures necessary to ensure compliance with the purpose of the present operation as set forth in Clause One;

V.	Invest the funds necessary to carry out the project as set forth in Clause One, as well as maintain them during the valid term of this Agreement;

VI.	Carry out all acts necessary to comply with the BENEFICIARY’S investment plan as submitted to BNDES;

VII.	Immediately inform BNDES about any act or fact that may prejudice compliance with the purpose as set forth in Clause One herein, particularly in regard to enforcing the guarantees agreed upon;

VIII.	Exercise its power of direct or indirect control over the BENEFICIARY in order to maintain in good standing the Authorization entered into with the National Telecommunications Agency – ANATEL;

IX.	Maintain, during the valid term of this Agreement and until its final termination, the following three financial indexes in accordance with the values stipulated below, as assessed biannually in the months of June and December, based on the INTERVENER’S consolidated accounting statements audited by external auditors registered with the Brazilian Securities and Exchange Commission – CVM:

BNDES

a)	Consolidated EBITDA/Consolidated Financial Expenses: equal to or greater than 1.95;

b)	Consolidated Debt/Consolidated EBITDA: equal to or less than 3.75;

c)	Consolidated Debt/(Consolidated Debt + PL): equal to or less than 0.65;

X.	Not to assign or bind in favor of another creditor or establish any type of encumbrance on the rights granted as a guarantee to BNDES without prior authorization from BNDES, under the penalty of an early termination of this Agreement;

XI.	In the event of the declaration of early termination of the debentures issued 6/1/2006 and registered with the CVM under No. CVM/SER/DEB/2006/020, it should inform BNDES the occurrence of such fact within a deadline of 24 hours as of the date of receiving notification from the Trustee.

PARAGRAPH ONE

Non-compliance with any of the financial indexes set forth in Item IX above shall result in blocking the funds corresponding to 3 (three) times the amount of the largest installment payment owed by the BENEFICIARY in the present Agreement, being considered including the debt principal, interest, commissions, conventional penalty and other charges set forth contractually, which shall be released when the financial indexes are reestablished.

PARAGRAPH TWO

The INTERVENER may submit for BNDES’s approval the substitution of revenue blockage as set forth in paragraph one, for a reinforcement of guarantees by a surety bond of pre-existing financial applications, which shall be released at the time of reestablishing the agreed upon financial indexes and assessed in the manner established in Item IX. The INTERVENER shall be responsible for complying with all formalities necessary to establish this guarantee, which should be set forth in its own instrument.

PARAGRAPH THREE

If it is proven that the INTERVENER has not complied with any of the financial indexes set forth in Item IX above for a period of 2 (two) consecutive assessment periods, BNDES may choose between the following, within a deadline of 45 (forty-five) days after the official disclosure to the market of the INTERVENER’S results: 1) maintaining the amount withheld; 2) declare early termination of this Agreement and demand payment of the debt and immediate cancellation of any disbursement.

PARAGRAPH FOUR

For the purposes of determining the financial indexes set forth in Item IX, the following definitions and criteria should be adopted:

a)	Consolidated EBITDA: means the sum of the last 4 (four) quarters (i) of the results before deducting taxes, fees, contributions, participations; (ii) of the depreciation and amortizations that occurred in the period; (ii) of the Consolidated Financial Expenses deducted from the financial revenues; and (iv) of the non-operational results;

b)	Consolidated Financial Expenses: sum of the last 4 (four) quarters of the costs of issuing debt, interest paid to individual persons or legal entities (including financial institutions and suppliers), real estate securities, financial expenses that do not impact cash flow, commission, discounts and other fees for bank loans or letters of credit, operations expenses and revenues for protection against foreign exchange variations (hedge), expenses with surety bonds, guarantees or pledges rendered for other obligations, excluding interest on its own capital or any other form of remunerating shareholders as accounted for as financial expenses;

c)	Consolidated Debt: sum of the INTERVENER’S consolidated onerous debt with individual persons and/or legal entities, including loans and financing with third parties, issuance of both convertible and non-convertible fixed-income securities, in the local and/or international capital market. Surety bonds, pledges or guarantees rendered by the INTERVENER, as well as the sale or assignment of future receivables shall be considered as debt, provided the same are entered into the accounting as the INTERVENER’S obligations in the Financial Statements;

d)	PL: Net Equity, including “Minority Participations”.

BNDES

ELEVEN

RECIPROCAL POWER OF ATTORNEY

The BENEFICIARY and the INTERVENER hereby irrevocably and irretrievably mutually and reciprocally establish powers of attorney until there is a final solution of the debt assumed herein, with powers to receive summons, notifications and subpoenas, and also with “ad judicia” powers for courts in general that may be designated to an attorney, all in relation to any judicial or extrajudicial proceedings that may be brought about by BNDES as a result of this Agreement, and the same may carry out all acts necessary to fully and faithfully comply with this empowerment.

TWELVE

CONDITIONS FOR CREDIT USE

Use of the credit, in addition to compliance with the conditions set forth in Articles 5 and 6 in the aforementioned “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” and those established in the “FOLLOW-UP STANDARDS AND INSTRUCTIONS, which are referred to in Article 2 in the same “PROVISIONS” shall be subject to compliance with the following conditions:

I.	For use of the first credit installment:

a)	The BENEFICIARY opening a current account with BNDES;

b)	The BENEFICIARY submitting the present Agreement and Addendum to the Binding Revenue Assignment Agreement and other Covenants referred to in the heading of Clause Seven duly registered and with notarized signatures;

II.	For use of each credit installment:

a)	Inexistence of any economic-financial fact that, at the discretion of BNDES, may compromise the execution of the enterprise financed herein, which may alter it or make its realization impossible under the terms set forth in the project approved by BNDES;

b)	The BENEFICIARY submitting a Debt Clearance Certificate (CND) issued by the Brazilian Internal Revenue Secretariat through the Internet, to be extracted by the BENEFICIARY at the website www.previdenciasocial.gov.br and verified by BNDES at the sites www.previdenciasocial.gov.br or www.receita.fazenda.gov.br

c)	Proof of good standing with environmental agencies, or when such proof has already been submitted and in effect, the BENEFICIARY’S declaration regarding the continued validity of such document;

d)	Submittal, preferably by electronic file, of a list containing the data identifying the assets corresponding to the credit installment to be utilized, itemizing the equipment, manufacturer, value, as well as other information that may be requested by BNDES, in order to prove that the machines and equipment acquired with the funds from this Agreement are accredited by BNDES.

THIRTEEN

SURETY BOND

The INTERVENER, BRAZIL TELECOM S.A., as qualified in the introduction hereto, accepts the present Agreement in its capacity as guarantor and principal payer and hereby expressly waives the benefits set forth in Articles 366, 827 and 838 in the Brazilian Civil Code and shall be jointly responsible until the final liquidation of this Agreement for the faithful and exact compliance with all of the obligations assumed in this instrument by the BENEFICIARY.

BNDES

FOURTEEN

DEFAULT

In the event of default on the obligations assumed by the BENEFICIARY and by the INTERVENER, the provisions set forth in Articles 40 to 47-A in the PROVISIONS APPLICABLE TO BNDES AGREEMENTS shall be observed in relation to Clause Nine, Item I.

FIFTEEN

FINE FOR FILING A LAWSUIT

In the event of judicial collection of the debt resulting from this Agreement the BENEFICIARY shall pay a fine of 10% (ten percent) on the debt principal and charges, in addition to extrajudicial, judicial expenses and attorneys’ fees owed as of the date of filing the judicial collection action.

SIXTEEN

EARLY DEBT LIQUIDATION

In the event of early debt liquidation the guarantees shall be released, applying the other provisions in Article 18, paragraph two, in the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS” mentioned in Clause Nine, Item I.

SEVENTEEN

EARLY DUE DATE

BNDES may declare an early due date for this Agreement and immediately demand the debt and cancel any disbursement if, in addition to the events set forth in Articles 39 and 40 in the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, as referred to in Clause Nine, Item I, any of the following are proved by BNDES:

a)	Reduction in the BENEFICIARY’S personnel in non-compliance with the provisions set forth in Clause Nine, Item IV; or

b)	Inclusion in the BENEFICIARY’S company agreement, bylaws or charter, or in those of the companies that control it, any provision that demands a special quorum to make decisions or approve matters that limit or are related to control of any of the companies by the respective controllers, or also inclusion in such documents with provisions that result in:

(i)	restrictions to the BENEFICIARY’S growth capacity or its technological development;

(ii)	restrictions to the BENEFICIARY’S access to new markets; or

(iii)	restrictions or prejudice to the ability to make payment on the financial obligations from operations with BNDES.

c)	Declaration of acceleration for the debentures issued by the INTERVENER on 6/1/2006 and registered with the CVM under No. CVM/SER/DEB/2006/020. This event shall be designated as of the date on which the INTERVENER receives notification from the Trustee communicating such declaration.

PARAGRAPH ONE

In the event of the application of the funds granted by this Agreement to a purpose different from that set forth in Clause One, BNDES, without prejudice to the provisions in the heading of this Clause, shall communicate such fact to the Federal Prosecutor’s Office for the purposes and effects of Law No. 7.492 of 6/16/86.

PARAGRAPH TWO

This Agreement shall have an early termination, with the requirement of repayment of the outstanding debt and immediate suspension of any disbursement, on the date of taking office as a Federal Deputy or Senator of any such person that exercises a remunerated function with the BENEFICIARY or its among its owners, controllers or directors, persons forbidden to participate as set forth by the Federal Constitution in Article 54, Items I and II. No default charge shall be incurred provided payment occurs within a deadline of 5 (five) business days after the date of taking office, under penalty of incurring the charges set forth in the event of early termination for default.

BNDES

EIGHTEEN

DUE DATE ON HOLIDAYS

All due dates for amortization installments on the principal and charges that occur on Saturdays, Sundays or national, state, district or municipal holidays, including bank holidays, for all due effects and purposes of this Agreement shall be moved to the first subsequent business day, and charges shall be calculated up to this date, and further, beginning on this date, the subsequent normal assessment period and calculation of charges under this Agreement.

SOLE PARAGRAPH

For the purposes of the provisions set forth in the heading of this Clause, unless there is any provision to the contrary, holidays shall be considered as those in the location where the Beneficiary’s headquarters are located, at the address indicated in this Agreement.

NINETEEN

COURT JURISDICTION

The court jurisdiction in the venue of the Capital of the State of Rio de Janeiro, Brazil is hereby elected to resolve any questions arising from this agreement, with the express waiver of any other venue, regardless of its privilege.

The BENEFICIARY submitted a Joint Debt Clearance Certificate – CND No. E360.61D3.6941.9556 issued on 10/15/2007, and the INTERVENER submitted a Joint Debt Clearance Certificate – CND No. 707F.F631.2 A7B.A9AF issued on 8/31/2007 by the Brazilian Internal Revenue Secretariat.

The pages of the present instrument have been initialed by Teresa Pinheiro Carim, attorney for BNDES by authorization of the legal representatives that have signed below. And therefore, being in mutual agreement the parties hereto sign the present instrument in 4 (four) copies of equal content for its sole purpose, in the presence of the undersigned witnesses.

Rio de Janeiro, February 19, 2008

Signatures:

For BNDES:

/s/ Wagner Bittencourt	/s/ Luciano Coutinho
Wagner Bittencourt Director	Luciano Coutinho President

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES

For the BENEFICIARY:

/s/ Paulo Marcello	/s/ Ricardo Knoepfelmacher
Paulo Marcello Financial Vice-President Investor Relations Brasil Telecom S/A	Ricardo Knoepfelmacher CEO Brasil Telecom S/A

14 BRASIL TELECOM CELULAR S.A.

BNDES

INTERVENER:

/s/ Paulo Marcello	/s/ Ricardo Knoepfelmacher
Paulo Marcello Financial Vice-President Investor Relations Brasil Telecom S/A	Ricardo Knoepfelmacher CEO Brasil Telecom S/A

BRASIL TELECOM S.A.

WITNESSES:

/s/ Paulo Renatgo Martins Santos	/s/ Antonio Bahia Nery
Paulo Renatgo Martins Santos RG No.: 2962999-IFP CPF No: 527017187-53	Antonio Bahia Nery RG No.: 1342107-IFP CPF No.: 344813037-00

[There appears the stamp of the 2nd Notary and Titles Registry Office in Brasilia, Federal District, where a copy of this document was filed on 2/26/2008 under No. 000725817.]